Exhibit 99.1

DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

July 28, 2010

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President & CEO	Executive Vice President & CFO

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Declares Cash Dividend on Common Stock

Danvers Bancorp, Inc. (NASDAQ:  DNBK) announced that its Board of Directors approved on Wednesday, July 28, 2010, a quarterly cash dividend on its common stock of $.02 per share. The dividend will be paid on or after August 27, 2010 to shareholders of record as of August 13, 2010.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Danvers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Danvers Bancorp, Inc. does not undertake a duty to update any forward-looking statements in this press release.